AMENDMENT NO. 5
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of September 24, 2012, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the Trust desires to amend the Agreement to (i) remove Invesco High Income Municipal Fund, and (ii) change the names of Invesco Van Kampen High Yield Municipal Fund to Invesco High Yield Municipal Fund, Invesco Van Kampen Intermediate Term Municipal Income Fund to Invesco Intermediate Term Municipal Income Fund, Invesco Van Kampen Municipal Income Fund to Invesco Municipal Income Fund and Invesco Van Kampen New York Tax Free Income Fund to Invesco New York Tax Free Income Fund;
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Tax-Exempt Cash Fund
Invesco Tax-Free Intermediate Fund
Invesco High Yield Municipal Fund
Invesco Intermediate Term Municipal Income Fund
Invesco Municipal Income Fund
Invesco New York Tax Free Income Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD. Sub-Adviser
By:	/s/ Eric Adelson
Name:	Eric Adelson
Title:	Senior Vice President

By:	/s/ David C. Warren
Name:	David C. Warren
Title:	EVP & CFO

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ Christian Puschmann /s/ J. Langewand
Name:	Christian Puschmann J. Langewand
Title:	Managing Director Managing Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Graeme Proudfoot
Name:	Graeme Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Nick Burrell /s/ Mark Yesberg
Name:	Nick Burrell Mark Yesberg
Title:	Company Secretary Director

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Gracie Liu /s/ Fanny Lee
Name:	Gracie Liu Fanny Lee
Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel